Exhibit 99.1
EMPLOYMENT AGREEMENT
          THIS EMPLOYMENT AGREEMENT (“Agreement”) is entered into as of the ___day of December 2006, between FIRST NATIONAL BANK OF ORRVILLE and NATIONAL BANCSHARES CORPORATION (collectively, the “Bank”) and DAVID C. VERNON, an individual (“Employee”).
RECITALS:
          WHEREAS, the Bank desires to employ Employee as its President and Chief Executive Officer, and Employee is willing to serve the Bank in said capacities;
          NOW, THEREFORE, Employee and the Bank, in consideration of the mutual covenants and agreements contained herein, agree as follows:
     1. Term of Employment. The term of the employment arrangement provided for herein (the “Employment Period”) shall begin on November 14, 2006, and shall continue for a minimum period of twelve (12) full months. After 12 months, employment shall continue until terminated by either party upon 30 days written notice.
     2. Duties. Employee agrees to serve the Bank as its President and Chief Executive Officer, and in such capacity to have responsibility for the operation of the Bank, and to perform all duties for the Bank as may be reasonably requested by the Board of Directors or its designee.Employee will devote his efforts diligently and faithfully to the business and welfare of the Bank in accordance with and in furtherance of the policies and directives of the Board. Provided, however, that Employee shall not be precluded from engaging in other incidental business activities or investments including, but not limited to, serving on boards of directors and hold other offices and positions in companies which in the Board’s judgment will not present any conflict of interest with the Bank or otherwise interfere with the performance of his duties for the bank or the obligations contained in this Agreement. Bank acknowledges that Employee presently serves as Vice Chairman of CFBank and agrees that Employee’s performance of his duties as Vice Chairman of CFBank shall not be precluded by this agreement or by the Bank.
     3. Compensation.
          3.1 Salary. The Bank will pay Employee for his services an annual base salary of Two Hundred Twenty-Five Thousand and 00/100 Dollars ($225,000.00) (the “Base Salary”), less such deductions and withholdings as are required by law, all in accordance with the Bank’s regular payroll procedures. The Bank agrees to review Employee’s base salary at least annually consistent with the past practices of the Bank. Any increase, however, shall be made in the sole and absolute discretion of the Bank’s Board of Directors.
          3.2 Bonus. Employee shall be entitled to bonuses approved by the Board of Directors of the Bank. Nothing paid to the Employee under any such plan or arrangement will be deemed to be in lieu of other compensation to which the Executive is entitled under this Agreement.

          3.3 Share Appreciation Bonus. Employee shall receive bonus compensation, in addition to any Bonus which may be granted under section 3.2 based on the increased value of the publicly traded common shares of the Bank (“NASDAQ NBOH”) as calculated using the following formula: On the anniversary date of this agreement the average daily closing price for the 10 days prior to the date of this agreement (“Beginning Price”) will be compared to the average daily closing price for the 10 days prior to the twelve month anniversary date (“Ending Price”). If the Ending Price is greater than the Beginning Price the increase in price will be multiplied by thirty-five thousand (35,000) threshold and the result of this calculation will be the Share Appreciation Bonus compensation amount paid to the Employee on the anniversary date of the agreement. This same calculation will be made on the anniversary date each year after the first twelve months using the 10 day average closing price from the previous year Share Appreciation Bonus calculation as the Beginning Price or the original 10 day average closing price, whichever is higher. If Employee is terminated after twelve months in accordance with this Employment Agreement for any reason other than Cause Employee will receive a Share Appreciation Bonus for such less than twelve month period calculated using the average closing price for the 10 days prior to the termination date as the Ending Price and the 10 day average closing price used in the most recent Share Appreciation Bonus calculation as the Beginning Price.
          3.4 Tax Withholding. Employee acknowledges that any amounts payable under any of the terms of this Agreement are subject to applicable federal, state and local tax withholding.
     4. Benefits.
          4.1 In General. Employee shall be entitled to participate in all benefit plans maintained by the Bank for its employees generally consistent with the Bank’s practices and provided he satisfies all applicable eligibility requirements.
          4.2 Expenses. The Bank shall reimburse Employee for reasonable expenses incurred by him on behalf of the Bank in the performance of his duties, including weekly travel to and from Cincinnati at the standard mileage rate as set forth in the Internal Revenue Code, provided Employee furnishes the Bank with the appropriate documentation required by the Internal Revenue Code and the regulations thereunder in connection with such expenses.
          4.3 Housing. During the term of this Agreement, the Bank shall reimburse Employee for reasonable housing expenses in Wayne County, Ohio.
          4.4 Vacation. During the term of this agreement Employee will be entitled to reasonable vacation periods.
     5. Termination of Employment.
          5.1 By Bank Without Cause. The Bank may terminate Employee’s employment at any time without cause during the Employment Period by thirty (30) days advance written notice. In addition, any action by the Bank which materially diminishes Employee’s responsibilities shall be construed as a termination under this Section. Upon any such termination, all rights, obligations and duties of the parties hereunder shall immediately cease, except (i) that the Bank shall pay Employee, or his estate in the event of his subsequent death, the base salary pursuant to Section 3.1 and all benefits pursuant to Section 4.1 shall continue for the term of the Agreement, and as may be extended by the parties, and (ii) Employee’s obligations under Sections 6 and 7 hereof and any obligation of either party to seek damages and other relief for breaches of this Agreement occurring prior to any such termination shall survive termination.
          5.2 By Bank With Cause. The Bank may terminate Employee’s employment for cause. The term “cause” shall mean (a) any breach of Employee’s material obligations under Section 6; or (b) the indictment of Employee for, conviction of Employee for, or written confession of Employee to a misdemeanor or felony against the Bank or any of its affiliates, employees or customers, including but not limited to embezzlement or embezzlement of customer account assets, but excluding any such misdemeanor or felony related to an automobile accident.
          5.3 By Employee. Employee may terminate his employment with the Bank upon not less than thirty (30) days advance written notice. Upon any such termination all rights, obligations and duties of the parties hereunder shall immediately cease, except for Employee’s obligations under Section 6 hereof and any obligation of either party to seek damages and other relief for breaches of this Agreement occurring prior to any such termination shall survive termination.
          5.4 No Other Compensation. Except as described in this Agreement, Employee shall not be entitled to any other compensation (including further participation in any benefit plans) in connection with a termination of employment.
     6. Nondisclosure, Noncompetition and Noninterference.
          6.1 Nondisclosure. Employee shall at all times use his reasonable best efforts to hold in strictest confidence any and all confidential information within his knowledge concerning the products, services, business, suppliers, customer lists, procedures and methods, cost control procedures, financial information, sales and distribution information, price lists, product designs, inventions, patents, patent applications, marketing methods, files, trade secrets, know-how, techniques or other technical information not disseminated by the Bank or any affiliate to the industry or the public, or other non-public information which shall come within his knowledge concerning the business of the Bank or any affiliate, all of which hereinafter shall be included in the term “confidential data,” all to the extent that such information is not intended by the Bank or any affiliate for dissemination. Employee shall not remove, without the prior written permission of the Board, from the premises of the Bank or any affiliate, or otherwise make any use of, any confidential data or copies or reproductions thereof at any time, except in the performance of his duties in the ordinary course of business.
          6.2 Noncompetition. While employed by the Bank and for six (6) months thereafter, Employee shall not, without the prior written consent of the Bank, either directly or indirectly operate or perform any advisory, consulting or employment services for, invest in (other than investing in stock in a publicly-held corporation which is traded on a recognized securities exchange or over-the-counter, provided that the ownership of such equity interest does not give Employee the right to control or substantially influence the policy or operational decisions of such corporation), or otherwise become associated with in any capacity, any company, partnership, organization, proprietorship, or other entity which during the period of such performances, investment or association, directly or indirectly, develops, prepares, sells or distributes products or performs services then in competition with the products developed, prepared, sold, or distributed or services performed by the Bank within those geographical areas in which the Bank then develops, sells or distributes such products or performs such services other than those capacities and with those companies, partnerships, organizations and partnerships with which Employee is already engaged as of the date of this agreement.
          6.3 Noninterference. During his employment and for one (1) year thereafter, Employee shall not, without the prior written consent of the Bank, directly or indirectly induce or attempt to induce any employee, agent or other representative or associate of the Bank or any affiliate to terminate its relationship with the Bank or any affiliate and compete with the Bank, or in any way directly or indirectly interfere with any relationship between the Bank or any affiliate and any of its suppliers or customers.
          6.4 Remedy for Certain Breaches. Employee acknowledges that the restrictions on his activities under Sections 6.1, 6.2 and 6.3 hereof are required for the reasonable protection of the Bank. Employee further acknowledges and agrees that a breach of those obligations and agreements will result in irreparable and continuing damage to the Bank for which there will be no adequate remedy at law and agrees that in the event of any breach of said obligations and agreements, the Bank, and its successors and assigns, shall be entitled to apply for injunctive relief and to such other and further relief as is proper in the circumstances.
          6.5 Continuing Obligations. Employee acknowledges and understands that the obligations of Section 6 of this Agreement shall remain in full force and effect after the termination of the Employment Period for any reason. If it is judicially determined that Employee has violated any of the obligations of Section 6 of this agreement, then the time period applicable to each obligation that Employee was determined to have violated shall be extended by a period of time equal in length to the period during which these violations occurred.
          6.6 Duty to Disclose. During Employee’s employment and for one (1) year thereafter, Employee will disclose the obligations set forth in Section 6 of this Agreement to any person or entity which Employee intends to be employed by, associated with, or represent and which directly or indirectly, develops, manufactures, prepares, sells or distributes products or performs services then in competition with the products developed, manufactured, prepared, sold, or distributed or services performed by the Bank within those geographical areas in which the Bank then develops, manufactures, sells or distributes such products or performs such services.
          6.7 Return of Bank Property. Employee agrees that upon termination of the Employment Period, for any reason, Employee shall return to the Bank, in good condition, all property of the Bank, including, without limitation, the originals and any copies of any materials, whether in paper, electronic or any other storage media, that contain, reflect summarize, describe, analyze or refer or relate to any items of confidential data.

     7. Assignment of Inventions/Intellectual Property.
          7.1 Intellectual Property. Employee acknowledges and agrees that to the extent permitted by law, all work papers, reports, documentation, drawings, photographs, negatives, tapes and masters therefore, prototypes and other materials (hereinafter, “items”), including without limitation, any and all such items generated and maintained on any form of electronic media, generated by Employee during the Employment Period with the Bank and related to the Bank shall be considered a “work made for hire” and that ownership of any and all copyrights in any and all such items shall belong to the Bank. The item will recognize the Bank as the copyright owner, will contain all proper copyright notices, e.g., “(creation date) [Bank Name], All Rights Reserved,” and will be in condition to be registered or otherwise placed in compliance with registration or other statutory requirements throughout the world.
     8. Miscellaneous.
          8.1 Reformation of Agreement; Severability. In the event that all or part of Sections 6.1, 6.2 or 6.3 shall be found by a court of competent jurisdiction to be invalid or unenforceable, such court shall exercise its discretion in reforming such provision to the end that Employee shall be subject to nondisclosure, noncompetition and noninterference covenants that are reasonable under the circumstances and enforceable by the Bank. In the event that any other provision or term of this Agreement is found to be void or unenforceable to any extent for any reason, it is the agreed-upon intent of the parties hereto that all remaining provisions or terms of the Agreement shall remain in full force and effect to the maximum extent permitted and that the Agreement shall be enforceable as if such void or unenforceable provision or term had never been a part hereof.
          8.2 Assignment. This Agreement shall inure to the benefit of, and shall be binding upon, the Bank, its successors and assigns. Employee shall not assign this Agreement or any duties hereunder, and any attempt to do so by Employee shall be void except as set forth in Section 5.1 hereof.
          8.3 Notice. Any notice required to be given under the terms of this Agreement shall be in writing and mailed to the recipient’s last known address or delivered in person. If sent by registered or certified mail such notice shall be effective when mailed; otherwise, it shall be effective upon delivery.
          8.4 Entire Agreement; Amendments: Waivers. This Agreement contains the entire agreement between the parties concerning the subject matter hereof. It may not be changed orally, but only by agreement, in writing, signed by each of the parties. The terms or covenants of this Agreement may be waived only by a written instrument specifically referring to this Agreement, executed by the party waiving compliance. The failure of the Bank at any time or from time to time to require performance of any of Employee’s obligations under this Agreement shall in no manner affect the Bank’s right to enforce any provisions of this Agreement at a subsequent time; and the waiver by the Bank of any right arising out of any breach shall not be construed as a waiver of any right arising out of any subsequent breach.

          8.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio without regard to its conflict of laws principles.
          8.6 Venue. The parties agree that any action to enforce the terms of this Agreement, including any action for injunctive relief pursuant to Section 6, shall be subject to the jurisdiction of the Wayne County Common Pleas Court or an appropriate Federal Court in Ohio.
          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

FIRST NATIONAL BANK OF ORRVILLE
By:

Its:

“Bank”
NATIONAL BANCSHARES CORPORATION
By:

Its:

“Bank"

DAVID C. VERNON
“Employee”